Exhibit 99.1

PFF Bancorp, Inc., Announces Appointment of Kevin McCarthy to the

Board of Directors

PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust ("the Bank"), Glencrest Investment Advisors, Inc., and Diversified Builder Services, Inc. (DBS) announced today that its Board of Directors named President and CEO-elect Kevin McCarthy to the boards of the Bancorp, the Bank and DBS effective immediately.  Larry M. Rinehart, CEO, will continue to serve as a director of the Bancorp, the Bank and DBS following his retirement on March 31, 2006.

Contact:  Kevin McCarthy, President or

   Gregory C. Talbott, Executive Vice President, CFO,

   PFF Bancorp, Inc. 350 So. Garey Avenue Pomona, CA  91766,

  (909) 623-2323.